EXHIBIT 10.2

COMMERCIAL PAPER ISSUING AND PAYING AGENT
AGREEMENT

Agreement, dated as of January 25, 2011, between Citibank, N.A., a national banking association, having an office at 388 Greenwich Street, New York, New York 10013 (“Citibank”) and Hasbro, Inc., a corporation organized under the laws of the State of Rhode Island, having an office at 1027 Newport Avenue, Pawtucket, Rhode Island  02862 (the “Company”).

WITNESSETH:

THAT WHEREAS, the Company wishes to appoint Citibank as its agent in connection with the issuance and payment of its short-term promissory notes described below and Citibank wishes to accept such appointment, each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

Section 1.

Appointment and Acceptance

The Company hereby appoints Citibank as its agent for the Company in connection with the issuance and payment of Notes (as defined below), and Citibank agrees to act as such upon the terms and conditions set forth in this Agreement.

Section 2.

Form of Notes

The Company's short-term promissory notes to be issued by the Company hereunder shall mean promissory notes of the Company, offered for sale in a transaction which is exempt from registration under either (i) Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and having maturities of 397 days or less, or (ii) Section 3(a)3, or 3(a)2 of the 1933 Act and having maturities of 270 days or less, and will be book-entry notes only represented by a master note issued by the Company in connection with the book-entry commercial paper program of The Depository Trust Company (“DTC”) or other depository (book-entry notes herein called the “Notes” and individually a “Note”).

Section 3.

Issuance of Notes; Authorized Agents

(A)

Pursuant to the Citi Direct for Securities On Line User Agreement (the “Agreement”) with Citibank, Citibank will accept issuance and payment instructions for the Notes through Citi Direct for Securities-Issuing and Paying Agent North America (“CIPANA”) from certain officers and employees of the

Company, dealers, or others authorized by the Company to access CIPANA (the “Authorized Agents”).

If an Authorized Agent specifies that a Note shall be issued in book-entry form represented by a Master Note, the Authorized Agent shall transmit its instructions through CIPANA in accordance with the standard prevailing book-entry Note program procedures of the DTC.  The release by an Authorized Agent of the issuance instructions to the DTC shall consititute the issuance of a book-entry Note.

(B)

The Authorized Agents shall not instruct Citibank to issue any Note with a maturity date which is (i) greater than the tenor allowable under the applicable law or (ii) a day on which Citibank's or, the appropriate depository's offices in New York, New York are not open for business. If applicable under this Agreement, Extendible Commercial Notes (“ECNs”) shall have maturities of 390 days or less.

(C)

The Company, or in the case of its dealers, the dealer, will supply Citibank with an incumbency certificate listing the names of the Authorized Agents together with specimens of their signatures.  Until Citibank receives a subsequent incumbency certificate from the Company or the dealer, as the case may be, Citibank shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Agents.

Section 4.

Delivery of Notes and Payment for Note

(A)

All Notes shall be delivered in accordance with DTC rules.

(B)

All funds to be used in payment for Notes are to be credited to the Company's account at Citibank (the “Company’s Account”).  This account may be changed upon written instruction from the Company, accepted by Citibank.

Section 5.

Payment of Notes at Maturity

Citibank agrees to effect payment on the Company's behalf by debiting the Company’s Account in the amount of the face value amount of such Note, plus interest, if applicable, and to enter appropriate notations of payment. The Company agrees to maintain a sufficient credit balance in said account to pay each Note at maturity.

The Company acknowledges that nothing in this Agreement shall obligate Citibank to extend credit, grant financial accommodation, or otherwise advance funds to the Company for the purpose of making any such payments or part thereof or otherwise effecting such transactions.

Section 6.

Instructions

(A)

The Company understands that all instructions are to be in writing, directed to Citibank's Agency and Trust Department. Instructions transmitted through computer terminals (including CIPANA) or by facsimile shall be considered written instructions for the purpose of this Agreement.

(B)

All instructions with respect to the issuance of Notes must be given via computer terminal (including CIPANA) by 1:00 p.m. New York time.

(C)

Prepayment instructions and cancellations of a previous issuance instruction will be accepted for book-entry issuances from an Authorized Agent if received by Citibank by 2:00 p.m. and, in the case of facsimile instructions, only after a confirming telephone call back to another Authorized Agent of the entity which gave the instruction. Regarding ECNs, notice that the Company will not redeem any Notes on the relevant Initial Redemption Date (“as defined in the applicable Extendible Commercial Note Announcement”) must be received in writing by Citibank by 11:00 a.m., New York time, on such Initial Redemption Date.

(D)

If Citibank acts on any instruction sent or purported to be sent by an Authorized Agent, Citibank shall not, provided it complies with this Section 6, be responsible if that instruction is not an authorized instruction of the Company or is not in the form the Company sent or intended to send (whether due to fraud, distortion or otherwise) and the Company shall indemnify Citibank against any loss, liability claim or expense (including reasonable legal fees) it may incur in connection with its acting in accordance with that instruction.

(E)

Notwithstanding anything to the contrary herein, any and all  communications (both text and attachments) by or from the Issuing and Paying Agent that the Issuing and Paying Agent in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted.  The recipient (the “Email Recipient”) of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the  encryption technology can be found at Citibank’s secure website.

Section 7.

Representations and Warranties of the Company

(A)

The Company represents and warrants as follows:

(i)

The Company is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property, to carry on its business as presently being conducted, to execute and deliver this Agreement, and the Notes, and to perform and observe the conditions hereof and thereof.

(ii)

This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company.  The issuance and sale of Notes by the Company hereunder have been duly and validly authorized by the Company and when delivered by Citibank as provided in this Agreement, each Note will be the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and by general equitable principles.

(iii)

The offer and sale by the Company of such Notes will constitute exempt transactions under Section 4(2) or 3(a)(3) of the 1933 Act and, accordingly, registration of the Notes under the 1933 Act will not be required.  Qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, will not be required in connection with the offer, issuance, sale or delivery of the Notes, except such as have been obtained and such consents, actions, filings or registrations as may be required under “blue sky” or state securities laws.

(iv)

No consent or action of, or filing or registration with, any governmental or public regulatory body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of this Agreement or the Notes.

(B)

Each issuance of Notes by the Company shall be deemed a representation and warranty by the Company to Citibank, as of the date thereof, that, both before and after giving effect to such issuance the representations and warranties of the Company set forth in Section 7(A) hereof remain true and correct on and as of such date as if made on and as of such date (except to the extent such representations and warranties expressly relate solely to an earlier date).

Section 8.

Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Any claims made under this Agreement shall be heard and determined in the Federal or state courts located in the State of New York.  The Company and Citibank hereby agree to submit to the jurisdiction of the Federal and state courts located in the State of New York for the resolution of any proceedings brought therein relating to claims arising from or in connection with this Agreement.

Section 9.

Fees

The Company agrees to pay the fees and expenses for the services rendered under this Agreement, as set forth in writing from time to time, between the Company and Citibank. The Company will be provided thirty (30) days advance notice of any prospective increase in fees.

Section 10.

Indemnification

The Company agrees to indemnify Citibank and its affiliates, their respective directors, officers, employees, and agents, and any successor thereto (each such person being an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to or arising out of any matter or transaction contemplated by this Agreement and the Citi Direct for Securities On Line User Agreement, and to the performance by Citibank of the services contemplated by this Agreement and shall promptly reimburse any Indemnified Person for all expenses (including, but not limited to, reasonable fees and disbursements of internal and external counsel), as they are incurred , in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Person is a party, provided, however, that the Company shall not be liable in any such case to the extent such loss, claim, damage or liability resulted from an Indemnified Person’s gross negligence, willful misconduct or violation of law or from the Indemnified Person’s breach of its obligations under this Agreement.

Section 11.

Assignment

This Agreement shall not be assignable by either party without the written consent of the other and any purported assignment made in contravention of this Section 12, shall be null and void and of no effect whatsoever.  However, Citibank shall have the right to assign, transfer, or subcontract either in whole or in part, any of its rights or obligations under this Agreement to any affiliate of Citibank, upon at least 30 days prior written notice to the Company.

Section 12.

Force Majeure

Either party is excused from performance and shall not be liable for any delay in delivery or for nondelivery, in whole or in part, caused by the occurrence of any contingency beyond the control of the party including, but not limited to, fires, civil disobedience, riots, rebellions, accident, explosion, flood, storm, Acts of God and similar occurrences.

Section 13.

Termination

This Agreement may be terminated by either party upon 30 days prior written notice to the other.  Termination of this Agreement shall not affect the Company's liabilities to Citibank hereunder in connection with any Notes issued prior to such termination.  Citibank shall have a continuing obligation to act on behalf of the Company in accordance with the terms and conditions of this Agreement with respect to Notes outstanding, as of the termination date, until such Notes have matured and been paid by the Company, but shall have no obligation with respect to the issuance of Notes after such termination date.

Section 14.

Complete Agreement; Counterparts.

This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the parties concerning the subject matter hereof.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the day and year set forth above.

HASBRO, INC.

CITIBANK, N.A.

By:/s/ Martin R. Trueb

By:/s/ Wafaa Orfy

Name:Martin R. Trueb

Name:Wafaa Orfy

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Title:Senior Vice President and Treasurer

Title:Vice President

Date:January 25, 2011

Date:January 25, 2011